Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Royal Equine Alliance Corporation (the "Company") on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Demitro Marianovich, Principle Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: August 12, 2009	Royal Equine Alliance Corporation By: /s/ Demitro Marianovich
Demitro Marianovich
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)

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